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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


360 Youth Division of MarketSource Corporation
Cranbury, New Jersey

We hereby consent to the incorporation by reference in the registration statement of Alloy, Inc. on Form S-3, dated July 26, 2000 (SEC File No. 333-39416), on Form S-3, dated October 4, 2000 (SEC File No. 333-43888), on Form S-3, dated June 11, 2001 (SEC File No. 333-61352), on Form S-3, dated October 24, 2001(SEC File No. 333-66658), on Form S-3, dated November 13, 2001 (SEC File No. 333-73166), on Form S-3, dated January 9, 2002 (SEC File No. 333-76490), and on Form S-8, dated October 20, 2000 (SEC File No. 333-48372) of our report dated December 5, 2001, relating to the financial statements of the 360 Youth Division of MarketSource Corporation as of December 31, 2000 and 1999 and for the years then ended, included in this Current Report on Form 8-K/A of Alloy, Inc.


/s/ BDO Seidman, LLP

Woodbridge, New Jersey
January 24, 2002


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